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                                SECOND AMENDMENT
                                       TO
                          SHAREHOLDER RIGHTS AGREEMENT

                                 March 29, 2001

         Second Amendment to that certain Shareholder Rights Agreement, (the "Agreement"), made as of October 21, 1999 and amended as of January 4, 2000, between CORE, INC., a Massachusetts corporation (the "Company"), and State Street Bank and Trust Company, a Massachusetts chartered trust company (the "Rights Agent").

         Capitalized terms used herein and not otherwise defined will have the meanings ascribed to them in the Agreement.

         WHEREAS, pursuant to the provisions of Section 27 of the Agreement, prior to the occurrence of a Section 11(a)(ii) Event, the Company and the Rights Agent shall, if the Board of Directors of the Company so directs, supplement or amend any provision of this Agreement as the Board of Directors of the Company may deem necessary or desirable without the approval of any holders of certificates representing shares of Common Stock of the Company;

         WHEREAS, as of the date hereof there has not occurred a Section 11(a)(ii) Event;

         WHEREAS, the Company and Fortis, Inc. ("Fortis") have, as of the date hereof, entered into an Agreement and Plan of Merger (the "Merger Agreement"), providing for the acquisition by Fortis of all of the outstanding Common Stock of the Company;

         WHEREAS, on March 29, 2001, the Board of Directors of the Company voted to amend the Agreement to exempt from the provisions of the Agreement, the execution of the Merger Agreement and the acquisition and ownership of shares of the Common Stock of the Company by Fortis or any of its Affiliates or Associates pursuant to the Merger Agreement so that, as a result of the actions to be taken pursuant to the terms of the Merger Agreement, no Distribution Date or Section 11(a)(ii) Event will occur under the Agreement;

         NOW, THEREFORE, pursuant to the provisions of Section 27 of the Agreement, the Company and the Rights Agent hereby agree as follows:

         1. The Agreement is hereby amended so that Fortis shall be deemed to be a "Grandfathered Person" under the Agreement. In furtherance thereof, the Company and the Rights Agent hereby amend SECTION 1(q) of the Agreement so that, as amended, it shall read in its entirety as follows:

         "(q) "GRANDFATHERED PERSON" shall mean any of (i) Gilder Gagnon Howe & Co., LLC, (ii) Warburg, Pincus Asset Management, Inc., (iii) Gagnon Securities (PROVIDED, HOWEVER, that any Affiliate or Associate of Gagnon


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         Securities shall be deemed to be a Grandfathered Person only during such time as such Person continues to be an Affiliate or Associate of Gagnon Securities) or (iv) Fortis, or any of their respective Affiliates or Associates."

         2. The Agreement is hereby amended so that the "Grandfathered Percentage" of Fortis under the Agreement shall be all shares of Common Stock of the Company acquired by Fortis or any of its Affiliates or Associates pursuant to the terms of the Merger Agreement. In furtherance thereof, the Company and the Rights Agent hereby amend SECTION 1(p) of the Agreement so that, as amended, it shall read in its entirety as follows:

         "(p) "GRANDFATHERED PERCENTAGE" shall mean, (i) with respect to any Grandfathered Person, other than Gagnon Securities or Fortis or any of their respective Affiliates or Associates, the percentage of the outstanding shares of Common Stock that such Grandfathered Person, together with all Affiliates and Associates of such Grandfathered Person, beneficially owns as of the Grandfathered Time plus an additional two percent (2%); (ii) with respect to Gagnon Securities or any of its Affiliates or Associates, twenty (20%) percent of the outstanding shares of Common Stock of the Company; and (iii) with respect to Fortis or any of its Affiliates or Associates, all of the shares of Common Stock of the Company acquired by Fortis or any of its Affiliates or Associates pursuant to the terms of the Merger Agreement; provided, however, that, in the event any Grandfathered Person other than Gagnon Securities or any of its Affiliates or Associates shall sell, transfer, or otherwise dispose of any outstanding shares of Common Stock after the Grandfathered Time, the Grandfathered Percentage shall, subsequent to such sale, transfer or disposition, mean, with respect to such Grandfathered Person, the lesser of (i) the Grandfathered Percentage as in effect immediately prior to such sale, transfer or disposition or (ii) the percentage of outstanding shares of Common Stock that such Grandfathered Person beneficially owns immediately following such sale, transfer or disposition plus an additional two percent (2%)."

         3. The Agreement is hereby amended to provide for the continuation of Fortis' status as a Grandfathered Person under certain circumstances. In furtherance thereof, the Company and the Rights Agent hereby amend SECTION 1(a) of the Agreement by striking the final sentence of the first paragraph of
SECTION 1(a) and replacing it with the following sentence:

         "Any Grandfathered Person who after the Grandfathered Time becomes the Beneficial Owner of less than 15% of the shares of Common Stock of the Company then outstanding shall cease to be a Grandfathered Person; PROVIDED, HOWEVER, that the provisions of this sentence shall not apply to Gagnon Securities or Fortis or any of their respective Affiliates or Associates."

         4. Except as otherwise expressly provided herein, all provisions of the Agreement shall remain in full force and effect.


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

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as an instrument under seal and attested, all as of the day and year first above written.

Attest:                                     CORE, INC.



By: /s/ Stephen M. Kane              By: /s/ George C. Carpenter Iv
   ---------------------------          ---------------------------
    Stephen M. Kane                  Name: George C. Carpenter Iv
                                           ----------------------
     Assistant Clerk                 Title: Chairman and Chief Executive Officer
                                            ------------------------------------


Attest:                              STATE STREET BANK AND
                                     TRUST COMPANY, as rights agent



By: /s/ [ILLEGIBLE]                   By: /s/ Charles Rossi
   ---------------------------          ----------------------------------------
                                     Name: Charles Rossi
                                          --------------------------------------
                                     Title: Division President
                                           -------------------------------------


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